UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2016

ILG, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

The Board of Directors (the “Board”) of ILG, Inc. has amended the ILG Corporate Governance Guidelines to adopt a majority vote policy for the election of directors (the “Policy”). Under the Policy, any nominee for director who receives more “withheld” votes than “for” votes in an uncontested election must submit a written offer to resign as director. The Policy provides that any such resignation will be evaluated by the Board’s Nominating Committee and the Board in accordance with their fiduciary duties to, and in furtherance of the best interests of, ILG and its shareholders and, within 90 days after the election, the independent members of the Board are to determine whether to accept, reject or take other appropriate action with respect to, the resignation.  The Policy also requires that if the Board takes any action, other than accepting the resignation, such action and the reasons therefor will be disclosed in a Form 8-K furnished to the Securities and Exchange Commission.

The ILG Corporate Governance Guidelines containing the Policy are available on ILG’s website, at www.iilg.com on the Investor Relations page under the Corporate Governance section, which website is not to be considered a part of this report or incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILG, Inc.

By:	/s/ Victoria J. Kincke
Name:	Victoria J. Kincke
Title:	Senior Vice President and
General Counsel

Date:  December 9, 2016